POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, MUTUAL FUND SERIES TRUST, a business trust organized under the laws of the State of Ohio (hereinafter referred to as the “Trust”) (SEC File No. 811-21872), periodically makes certain filings with the Securities and Exchange Commission (“SEC”); and

WHEREAS, the undersigned is the President and Principal Executive Officer of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, MICHAEL V. WIBLE and PHILIP B. SINENENG, his attorneys for him and in his name, place and stead, and in its capacity as a Trust, to do any and all acts and things and to execute in their name and file any and all registration statements, including registration statements on Form N-14, made applicable to the Trust and each series of the Trust, and any amendments, exhibits, or supplements thereto, and any instruments necessary or desirable in connection therewith as are required to enable the Trust and each series of the Trust to comply with provisions of the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or the Investment Company Act of 1940, as amended, and all requirements and regulations of the SEC in connection with the offer of the shares of beneficial interest of the Trust and each series of the Trust, and to file the same, with other documents in connection herewith, with the SEC. The undersigned gives and grants to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of June, 2024.

/s/ Michael Schoonover

Michael Schoonover

President and Principal Executive Officer

STATE OF PUERTO RICO                                         )

)       ss:

COUNTY OF DORADO                                             )

Affidavit number #24,771

Before me, a Notary Public, in and for said county and state, personally appeared Michael Schoonover, who is known to me to be the person described in and who executed the forgoing instrument, and he duly acknowledged to me that he executed and delivered the same for the purposes therein expressed. It is clarified that the delegation hereby appointed IS NOT to be executed in the jurisdiction of Puerto Rico.

WITNESS my hand and official seal this 12th day of June, 2024.

/s/ Miguel Talavera Del Valle

Notary Public

My commission expires: For Life